For Immediate Release

SOUTHERN REGIONAL GOVERNMENT COUNCIL
APPROVES INFINITY ENERGY RESOURCES OFFSHORE NICARAGUAN EXPLORATION AND DEVELOPMENT CONTRACTS

CONTRACTS NOW GO TO NATIONAL GOVERNMENT
FOR FINAL APPROVAL

DENVER, Colorado (July 7, 2008) – Infinity Energy Resources, Inc. (Pink Sheets: IFNY.PK) (the “Company”), an independent oil and gas exploration and development company, today announced that the regional government council of the Autonomous Region of the Southern Atlantic (“RAAS”) voted to approve the Company’s offshore Nicaraguan exploration and development contracts on July 4, 2008.

“This represents the achievement of a critical objective in our quest to secure final approval of our exploration and development contracts involving Infinity’s oil and gas concessions offshore Nicaragua in the Caribbean Sea,” commented Stanton E. Ross, Chief Executive Officer of Infinity Energy Resources, Inc. The concessions cover an area of approximately 1.4 million acres. “We applaud the manner in which the President of the RAAS, Lourdes Aguilar Gibbs, and the various authorities of the RAAS have worked with Infinity to approve contracts that hold great promise for the citizens of the RAAS if we are successful in our exploration and development efforts. The contracts must now go to the national government in Managua for its final review and signature by Nicaragua’s President, which we hope will be forthcoming in a timely manner.”

The Company continues to seek the approval by the regional government council of the Autonomous Region of the Northern Atlantic (“RAAN”) of its contracts relating to the concession under the jurisdiction of the RAAN. The authorities of the RAAN have asked the Company to make presentations to its communities, similar to those recently conducted within the RAAS, after which the Company remains hopeful that the RAAN will vote to approve Infinity’s project. Due to assurances received from Nicaragua’s President and the cooperation and support of ProNicaragua (the Nicaraguan Investment Promotion Agency) and the Ministry of Energy and Mines, the Company remains hopeful this process will soon be underway.

“Infinity Energy Resources is prepared to move forward immediately with environmental studies, seismic and other exploratory activities once permission is granted by the Nicaraguan government,” continued Ross. “We believe that the Perlas and Tyra concession blocks potentially contain substantial quantities of oil beneath waters that range in depth from 100 feet to 300 feet. A number of international oil and gas companies have already contacted Infinity regarding their potential interest in partnering with us to develop the concession.”

About Infinity Energy Resources, Inc.

Infinity Energy Resources, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil in Texas and the Rocky Mountain region of the United States. The Company also has oil and gas concessions covering 1.4 million acres offshore Nicaragua in the Caribbean Sea.

The Company is headquartered in Denver, Colorado and its common stock is listed on the Pink Sheets under the symbol “IFNY.PK”. For more information on Infinity Energy Resources, Inc., please visit the following link:
http://www.b2i.us/irpass.asp?BzID=1253&to=ea&s=0 .

Forward-Looking Statement
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include the ability of Company to obtain final national approval of the RAAS contract, success of the Company’s efforts to seek ratification of the concession controlled by the RAAN, plans to move forward with exploration in Nicaragua, the potential quantity of oil on the concessions, and plans to partner with other industry operators to develop the Nicaraguan acreage. Factors that could cause or contribute to such differences include, but are not limited to, the results of exploration activities, delays and problems, the availability of drilling rigs and services on acceptable terms, changes in the prices of oil and gas, unexpected negative geological variances, governmental uncertainties in Nicaragua, increases in interest rates, the Company’s liquidity and capital needs, the unavailability of capital on acceptable terms, and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic report filings with the Securities and Exchange Commission.

For additional information, please contact:

Stanton E. Ross, President/CEO at (720) 932-7800